Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to

the incorporation by reference in the Registration Statements (Form S-8

No. 333-200634; 333-
200635;

333-200641; 3330200665; 333-215254; 333-215255; 333-228653;

333-230312; 333-249143; 333-
272975) pertaining to the UBS Financial Services Incorporated of Puerto Rico Savings

Plus Plan (the Plan) of
UBS Financial Services Inc. (the Company) of our report dated June 26, 2025 with respect to the financial
statements and schedule of the Company’s

Plan included in this Annual Report (Form 11-K) for the year ended
December 31, 2024.
New York,

New York

June 26, 2025